Exhibit 10.22
NONQUALIFIED STOCK OPTION AGREEMENT
UNDER THE
2015 GATES INDUSTRIAL CORPORATION PLC
NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN
THIS AGREEMENT (the “Agreement”) by and between Gates Industrial Corporation plc, a company registered in England and Wales (the “Company”), and the individual named on the Participant Master Signature Page hereto (the “Participant”) is made on the date set forth on such Participant Master Signature Page.
R E C I T A L S:
WHEREAS, the Company has adopted the Plan (as defined below), the terms of which are hereby incorporated by reference and made a part of this Agreement; and
WHEREAS, the Committee (as defined in the Plan) has determined that it would be in the best interests of the Company and its stockholders to grant the Option (as defined below) provided for herein to the Participant pursuant to the Plan and the terms set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1. Definitions. Whenever the following terms are used in this Agreement, they shall have the meanings set forth below. Capitalized terms not otherwise defined or specified herein shall have the same meanings as in the Plan.
(a) Date of Grant: The “Date of Grant” specified on the Participant Master Signature Page.
(b) Disability: “Disability” shall exist at such time that, as determined by the Committee in good faith, the Participant becomes physically or mentally incapacitated and remains unable for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four (24) consecutive month period to perform the Participant’s duties.
(c) Expiration Date: The tenth anniversary of the Date of Grant.
(d) Option: The option with respect to which the terms and conditions are set forth in Section 3(a) of this Agreement.
(e) Plan: The 2015 Gates Industrial Corporation plc Non-Employee Director Stock Incentive Plan, as it may be amended or supplemented from time to time.
(f) Shareholders Agreement: The Shareholders Agreement dated January 9, 2015, by and among the Company and the other parties thereto, as amended or supplemented from time to time in accordance with the terms thereof.
(g) Subscription Agreement: The Director Equity Subscription Agreement between the Participant and the Company, entered into on the date set forth on the Participant Master Signature Page, as amended or supplemented from time to time in accordance with the terms thereof.
(h) Vested Portion: At any time, the portion of the Option which has become and remains vested in accordance with the terms of Section 3 of this Agreement.
(i) Vesting Reference Date: The “Vesting Reference Date” specified on the Participant Master Signature Page.
2. Grant of the Option. The Company hereby grants to the Participant the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of the number of Shares subject to the Option as set forth on the Participant Master Signature Page, subject to adjustment as set forth in the Plan and this Agreement, and subject to the terms and conditions set forth in this Agreement and the Plan. Subject to adjustment as set forth in the Plan, the exercise price per Share subject to each Option shall be the “Exercise Price” specified on the Participant Master Signature Page. The Option is intended to be a nonqualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Code.
3. Vesting of the Option; Expiration of Unvested Portion of the Option.
(a) Vesting of the Option.

(i) In General. Subject to the Participant’s continued Service through each applicable vesting date, the Option shall vest and become exercisable with respect to twenty percent (20%) of the Shares subject to such Option on each of the first five anniversaries of the Vesting Reference Date.
(ii) Change in Control. Notwithstanding the foregoing, in the event of a Change in Control during the Participant’s continued Service, the Option shall, to the extent not then vested or previously forfeited or cancelled, become fully vested and exercisable.
(b) Termination of Service. If the Participant’s Service terminates for any reason, the Option, to the extent not then vested and exercisable, shall automatically be immediately canceled without consideration and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 4(a).
4. Exercise of the Option.
(a) Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the Expiration Date. Notwithstanding the foregoing, if the Participant’s Service terminates prior to the Expiration Date, the Vested Portion of the Option shall remain exercisable for the period set forth below:
(i) Death or Disability. If the Participant’s Service terminates due to the Participant’s death or Disability, the Participant may exercise the Vested Portion of the Option for a period ending on the earlier of (x) the one year anniversary of such termination of Service and (y) the Expiration Date; and
(ii) Termination Other than Due to Death or Disability. If the Participant’s Service terminates other than due to the Participant’s death or Disability, the Participant may exercise the Vested Portion of the Option for a period ending on the earlier of (A) the 90th day following such termination of Service and (B) the Expiration Date.
(b) Method of Exercise.
(i) Subject to Section 4(a) of this Agreement and Section 6(d) of the Plan, the Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that, such Vested Portion of the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Exercise Price. The payment of the Exercise Price may be made at the election of the Participant (A) in cash or its equivalent (e.g., by check or, if permitted by the Committee, a full-recourse promissory note) or (B) to the extent permitted by the Committee in its sole discretion, (1) in Shares having a Fair Market Value equal to the aggregate Exercise Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for any period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles, (2) if there is a public market for the Shares at such time, subject to such rules as may be established by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate exercise price for the Shares being purchased, (3) using any combination of the permitted exercise methods or (4) using a net settlement mechanism whereby the number of Shares delivered upon the exercise of the Option will be reduced by a number of Shares that has a Fair Market Value equal to the Exercise Price; provided that, for the avoidance of doubt, the Participant tenders cash or its equivalent to pay any applicable withholding or other applicable taxes. The Participant shall not have any rights to dividends or other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan; provided, in each case, that the Participant tenders cash or its equivalent to pay any applicable withholding or other applicable taxes (unless otherwise permitted by the Committee).
(ii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, absent an available exemption to registration or qualification, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable; provided, that the Company shall use commercially reasonable efforts to take such actions as are necessary and appropriate to register or qualify the Shares subject to the Option so it may be exercised.

(iii) Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company may issue certificates in the Participant’s name for such Shares or the Company may cause the appropriate entries to be made in the register of members of the Company in respect of the issuance of such Shares. However, neither the Committee nor the Company shall be liable to the Participant for damages relating to any delays in issuing the certificates to the Participant or making the entries in the register of members of the Company, any loss by the Participant of the certificates or entries, or any mistakes or errors in the issuance of the certificates or in the certificates themselves or entries.
(iv) In the event of the Participant’s death, the Vested Portion of the Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 4(a) of this Agreement. Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.
(v) As a condition to the exercise of any Option evidenced by this Agreement, the Participant shall execute the Shareholders Agreement and the Subscription Agreement (provided that, if the Participant is already a party to the Shareholders Agreement and the Subscription Agreement, then the Shares acquired under the Option shall automatically become subject to such agreements without any further action).
5. Confidential Information; Non-Disparagement.
(a) This Agreement. The terms of this Agreement constitute confidential information, which the Participant shall not disclose to anyone other than the Participant’s spouse, attorneys, tax advisors, or as required by law. The Company may disclose the terms of this Agreement subject to applicable law. The terms of this Section 5 shall supplement, but not supersede or replace, any similar restrictive covenants to which the Participant has otherwise agreed to be bound.
(b) Company Property. All written materials, records, data, and other documents prepared or possessed by the Participant during the Participant’s Service are the Company’s property. All memoranda, notes, records, files, correspondence, drawings, manuals, models, specifications, computer programs, maps, and all other documents, data, or materials of any type embodying such information, ideas, concepts, improvements, discoveries, and inventions are the Company’s property. At the termination of the Participant’s Service for any reason, the Participant shall return all of the Company’s or any of its Subsidiaries’ property to the Company.
(c) Confidential Information; Non-Disclosure. The Participant acknowledges that the business of the Company and its Subsidiaries is highly competitive and that the Company has provided and will provide the Participant with access to Confidential Information relating to the business of the Company and its Subsidiaries. “Confidential Information” means and includes the Company’s confidential and/or proprietary information and/or trade secrets that have been developed or used and/or will be developed and that cannot be obtained readily by third parties from outside sources. Confidential Information includes, by way of example and without limitation, the following: information regarding customers, employees, contractors, and the industry not generally known to the public; strategies, methods, books, records, and documents; technical information concerning products, equipment, services, and processes; procurement procedures and pricing techniques; the names of and other information concerning customers, investors, and business affiliates (such as contact name, service provided, pricing for that customer, amount of services used, credit and financial data, and/or other information relating to the Company’s relationship with that customer); pricing strategies and price curves; plans and strategies for expansion or acquisitions; budgets; customer lists; research; weather data; financial and sales data; trading terms; evaluations, opinions, and interpretations of information and data; marketing and merchandising techniques; prospective customers’ names and marks; grids and maps; electronic databases; models; specifications; computer programs; internal business records; contracts benefiting or obligating the Company; bids or proposals submitted to any third party; technologies and methods; training methods and training processes; organizational structure; salaries of personnel; payment amounts or rates paid to consultants or other service providers; and other such confidential or proprietary information. The Participant acknowledges that this Confidential Information constitutes a valuable, special, and unique asset used by the Company or its Subsidiaries in their business to obtain a competitive advantage over their competitors. The Participant further acknowledges that protection of such Confidential Information against unauthorized disclosure and use is of critical importance to the Company and its Subsidiaries in maintaining their competitive position.
(i) The Participant also will have access to, or knowledge of, Confidential Information of third parties, such as actual and potential customers, suppliers, partners, joint venturers, investors, financing sources and the like, of the Company and its Subsidiaries.

(ii) The Participant agrees that the Participant will not, at any time during or after the Participant’s Service, make any unauthorized disclosure of any Confidential Information of the Company or its Subsidiaries, or make any use thereof, except in the carrying out responsibilities related to the Participant’s Service or as may be lawfully required by a court or other governmental authority. The Participant also agrees to preserve and protect the confidentiality of third party Confidential Information to the same extent, and on the same basis, as the Company’s Confidential Information.
(iii) Nothing in this Agreement shall prohibit or impede the Participant from communicating, cooperating or filing a complaint with any U.S. federal, state or local governmental or law enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation, provided that in each case such communications and disclosures are consistent with applicable law. Participant does not need the prior authorization of (or to give notice to) the Company regarding any such communication or disclosure. Notwithstanding the foregoing, under no circumstance is Participant authorized to disclose any information covered by the Company’s or its affiliates’ attorney-client privilege or attorney work product or the Company’s trade secrets without prior written consent of the Company’s General Counsel.

(d) Non-Disparagement. The Participant agrees that during the Participant’s Service and after termination of that Service for any reason, the Participant shall not make public statements or public comments intended to be (or having the effect of being) of defamatory or disparaging nature (including any statements or comments likely to be harmful to the business, business reputation or personal reputation of) regarding the Company or any of its Subsidiaries or Affiliates and/or the Sponsor or any such Person’s businesses, shareholders, agents, officers, directors or contractors (it being understood that comments made in the Participant’s good faith performance of his duties hereunder shall not be deemed disparaging or defamatory for purposes of this Agreement); provided that the Participant shall be permitted to make truthful disclosures that are required by applicable law, regulations or order of a court or government agency.
6. No Right to Continued Service. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to a continued Service relationship, or be in any other service relationship, with the Company or any of its Subsidiaries or Affiliates. Further, the Board or the Company’s shareholders, as applicable, may at any time dismiss the Participant or discontinue any Service relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.
7. Legend on Certificates. The certificates or entries in the register of members of the Company, as applicable, representing the Shares acquired by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed or quoted or market to which the Shares are admitted for trading and, any applicable federal or state or any other applicable laws and the Company’s memorandum and articles of association (as may be amended from time to time), and the Committee may cause a legend or legends to be put on any such certificates or entries in the register of members of the Company to make appropriate reference to such restrictions.
8. Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions thereof. During the Participant’s lifetime, the Option is exercisable only by the Participant.

9. Withholding. No Shares shall be delivered pursuant to any exercise of the Vested Portion of the Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income and other applicable taxes required to be withheld by the Company (if any) in accordance with the terms of this Agreement and the Plan. The Participant shall be required to pay to the Company or any Affiliate and the Company or its Affiliates shall have the right and are authorized to withhold any applicable withholding or other applicable taxes in respect of the Option, its exercise, or any payment or transfer under or with respect to the Option and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding or other applicable taxes.
10. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.
11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, telecopied (with confirmation of receipt), one day after deposit with a reputable overnight delivery service (charges prepaid) and three days after deposit in the U.S. Mail (postage prepaid and return receipt requested) to the address set forth below or such other address as the recipient party has previously delivered notice to the sending party.
(a) If to the Company:
Gates Industrial Corporation plc
c/o Gates Corporation
1144 Fifteenth Street, Suite 1400
Denver, Colorado 80202
Attention: General Counsel
Fax: (303) 744-4500
with a copy (which shall not constitute notice) to:
c/o The Blackstone Group, L.P.
345 Park Avenue
New York, New York 10154
Attention: Neil P. Simpkins
Fax: (212) 583-5257
and
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017-3954
Attn: Gregory Grogan
Fax: (212) 455-2502
(b) If to the Participant, to the address as shown on the personnel records of the Company.
12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands without regard to conflicts of laws (except that the provisions of Section 5 shall be governed by the law of the state of Colorado). Any suit, action or proceeding with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought exclusively in any court of competent jurisdiction in Denver, Colorado, and each of the Company and the Participant hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. The Participant and the Company hereby irrevocably waives (i) any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in Denver, Colorado, (ii) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and (iii) any right to a jury trial.

13. Option Subject to Plan, Shareholders Agreement and Subscription Agreement. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan, the Shareholders Agreement and the Subscription Agreement. The Options and the Shares received upon exercise of an Option are subject to the Plan, the Shareholders Agreement and the Subscription Agreement. The terms and provisions of the Plan, the Shareholders Agreement and the Subscription Agreement, as each may be amended from time to time are hereby incorporated by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the Shareholders Agreement or the Subscription Agreement, the applicable terms and provisions of the Plan, the Shareholders Agreement or the Subscription Agreement will govern and prevail. In the event of a conflict between any term or provision of the Plan and any term or provision of the Shareholders Agreement or the Subscription Agreement, the applicable terms and provisions of the Shareholders Agreement or the Subscription Agreement, as applicable, will govern and prevail.
14. Amendment. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall be materially adverse to the Participant hereunder without the consent of the Participant unless such action is made in accordance with the terms of the Plan.
15. Entire Agreement. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof and thereof, provided that if the Company or its Affiliates is a party to one or more agreements with the Participant related to the matters subject to Section 5, such other agreements shall remain in full force and effect and continue in addition to this Agreement. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, other than as specifically provided for herein.
16. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
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This Nonqualified Stock Option Agreement between the
Company and the Participant named on the Participant
Master Signature Page hereto is dated and executed as of the date set forth on such Participant Master Signature Page.
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